Exhibit 99.1

TopBuild Reports Fourth Quarter and Year-End 2025 Results,

Provides 2026 Outlook

Fourth Quarter Highlights

Fourth quarter sales totaled $1.49 billion, up 13.2% driven by acquisitions

Completed SPI Acquisition

Full Year Highlights

Completed seven acquisitions, adding approximately $1.2 billion in annual sales

Returned $434.2 million in capital to stockholders through the repurchase of ~1.4 million shares

2026 Outlook

Expects 2026 sales between $5.925 to $6.225 billion and

adjusted EBITDA in the range of $1.005 billion to $1.155 billion

Acquisitions continue to be top priority for deploying capital

DAYTONA BEACH, FL – February 26, 2026 — TopBuild Corp. (NYSE:BLD) a leading installer of insulation and commercial roofing and a specialty distributor of insulation and related building products to the construction industry in the United States and Canada, today reported results for the fourth quarter and year ended December 31, 2025.

“We are incredibly proud of everything we accomplished in 2025 as our teams demonstrated resilience, strength and an unwavering commitment to drive operational excellence and increase shareholder value.

“Last year we adapted our business to address the uncertain housing environment and continued to make targeted investments across the company. We completed seven acquisitions which together add about $1.2 billion in annual revenue to TopBuild, diversify our end-market exposure and further position us for long-term growth. We see tremendous runway for growth in commercial roofing, and the SPI acquisition reinforces our leadership position in mechanical insulation in the commercial and industrial space. While M&A will continue to be the highest priority for deploying our strong free cash flow, we also returned $434.2 million in capital to shareholders through our share buyback program, a testament to our unique business model and ongoing confidence in our ability to continue compounding strong returns.

NYSE:BLD	February 26, 2026	topbuild.com

“The acquisitions of SPI and Progressive Roofing fueled our top line growth of 13.2% in the fourth quarter, more than offsetting ongoing weakness in residential and light commercial new construction. Profitability remains solid, with Installation Services delivering 21.0% adjusted EBITDA margin. While Specialty Distribution margins declined due to the impact of the SPI acquisition, we have a very clear path to drive operating improvements and generate meaningful synergies over the next two years,” concluded Mr. Buck.

Financial Highlights

Three Months Ended December 31, 2025
	Reported		Adjusted
($ in thousands)	2025	2024	2025	2024
Sales	$1,485,247	$1,312,206	$1,485,247	$1,312,206
Gross Profit	$404,562	$392,033	$415,988	$392,033
Gross Margin	27.2%	29.9%	28.0%	29.9%
SG&A	$224,915	$174,583	$208,692	$172,896
SG&A as % of Sales	15.1%	13.3%	14.1%	13.2%
Operating Profit	$179,647	$217,450	$207,296	$219,137
Operating Margin	12.1%	16.6%	14.0%	16.7%
Net Income	$104,515	$150,540	$126,661	$151,262
Net Income per diluted share	$3.71	$5.11	$4.50	$5.13
EBITDA			$265,175	$258,025
EBITDA Margin			17.9%	19.7%

Year Ended December 31, 2025
	Reported		Adjusted
($ in thousands)	2025	2024	2025	2024
Sales	$5,409,086	$5,329,803	$5,409,086	$5,329,803
Gross Profit	$1,568,997	$1,624,918	$1,592,929	$1,624,918
Gross Margin	29.0%	30.5%	29.4%	30.5%
SG&A	$777,064	$738,575	$741,883	$707,393
SG&A as % of Sales	14.4%	13.9%	13.7%	13.3%
Operating Profit	$791,933	$886,343	$851,046	$917,525
Operating Margin	14.6%	16.6%	15.7%	17.2%
Net Income	$521,727	$622,602	$564,395	$645,258
Net Income per diluted share	$18.28	$20.29	$19.77	$21.03
EBITDA			$1,036,842	$1,074,595
EBITDA Margin			19.2%	20.2%

NYSE:BLD	February 26, 2026	topbuild.com

Sales Drivers

(comparisons are to the periods ended December 31, 2024)

	Three Months Ended December 31, 2025
	Installation Services	Specialty Distribution	TopBuild, net of eliminations
Sales (in millions)	$798	$755	$1,485
Sales Drivers
Volume	(14.5%)	(5.5%)	(10.5%)
Price	(0.5%)	2.2%	0.7%
M&A	16.3%	28.9%	23.0%
Total Sales Change	1.2%	25.5%	13.2%

	Year Ended December 31, 2025
	Installation Services	Specialty Distribution	TopBuild, net of eliminations
Sales (in millions)	$3,183	$2,523	$5,409
Sales Drivers
Volume	(11.2%)	(3.0%)	(8.1%)
Price	0.2%	1.4%	0.8%
M&A	7.6%	9.4%	8.8%
Total Sales Change	(3.4%)	7.8%	1.5%

Segment Profitability

(comparisons are to the periods ended December 31, 2024)

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
($ in thousands)	Installation Services	Specialty Distribution	Installation Services	Specialty Distribution
Operating Profit	$137,675	$79,311	$589,494	$322,966
Change	(7.9%)	(12.4%)	(9.2%)	(8.4%)
Operating Margin	17.2%	10.5%	18.5%	12.8%
Adj. Operating Profit	$138,013	$91,656	$597,659	$342,504
Change	(7.7%)	0.5%	(8.0%)	(2.8%)
Adj. Operating Margin	17.3%	12.1%	18.8%	13.6%
Adj. EBITDA	$167,321	$116,154	$691,998	$413,443
Change	(1.0%)	8.9%	(4.7%)	(0.2%)
Adj. EBITDA Margin	21.0%	15.4%	21.7%	16.4%

NYSE:BLD	February 26, 2026	topbuild.com

Capital Allocation

2025 Acquisitions

Company	Annual Revenue ($ in millions)	Month Closed
Seal-Rite Insulation (I)	15.2	April
Progressive Roofing (I)	438.0	July
Insulation Fabrics (D)	6.1	September
Specialty Products and Insulation (D)	698.8	October
Diamond Door Products (D)	30.4	October
Performance Insulation Fabricators (D)	8.9	October
L&L Insulation (I)	7.2	November
Total	$1,204.6

I = Installation Services, D = Specialty Distribution

2026 Acquisitions

In February, TopBuild completed the acquisitions of Applied Coatings and Upstate Spray Foam, which together total approximately $20 million in annual revenue. Earlier this week, the Company announced that it has signed an agreement to acquire Johnson Roofing with approximately $29 million in annual revenue. The Johnson Roofing transaction is expected to close in the first quarter.

Share Repurchases

During the fourth quarter, TopBuild repurchased 43,200 shares totaling $17.0 million. For the full year, the Company bought back 1.37 million shares for a total of $434.2 million. The remaining availability for share repurchases at the end of the year totaled $753.9 million.

2026 Outlook1

TopBuild provided its full year outlook which assumes ongoing uncertainty in the residential new construction market and continued growth across a variety of verticals in the commercial and industrial end market. The Company noted that its 2026 guidance does not contemplate transactions that it expects to complete during the year.

$ in millions
2026 Outlook	Low	High
Sales	$5,925.0	$6,225.0
Adjusted EBITDA	$1,005.0	$1,155.0

2026 Assumptions
Residential Sales	Mid-single digit decline
Commercial/Industrial Sales	Low-single digit growth
M&A Sales Contribution	$800 - $850 million
Interest Expense and Other, net	$143 - $149 million
Tax Rate	~26%
Capital Expenditures	1.0% - 2.0% of sales
Working Capital	15% - 17% of sales

NYSE:BLD	February 26, 2026	topbuild.com

1 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss the fourth quarter 2025 financial results is scheduled for today, Thursday, February 26, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037. A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com/investors shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer of insulation and commercial roofing and is also a specialty distributor of insulation and related building products to the construction industry in the United States and Canada. We provide insulation and commercial roofing installation services nationwide through our Installation Services segment which has over 200 branches located across the United States. We distribute building and mechanical insulation, insulation accessories, and other building products for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses more than 250 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

NYSE:BLD	February 26, 2026	topbuild.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$1,485,247	$1,312,206	$5,409,086	$5,329,803
Cost of sales	1,080,685	920,173	3,840,089	3,704,885
Gross profit	404,562	392,033	1,568,997	1,624,918

Selling, general, and administrative expense	224,915	174,583	777,064	738,575
Operating profit	179,647	217,450	791,933	886,343

Other income (expense), net:
Interest expense	(38,207)	(17,280)	(103,768)	(73,092)
Other, net	2,074	2,551	15,418	27,537
Other expense, net	(36,133)	(14,729)	(88,350)	(45,555)
Income before income taxes	143,514	202,721	703,583	840,788

Income tax expense	(38,999)	(52,181)	(181,856)	(218,186)
Net income	$104,515	$150,540	$521,727	$622,602

Net income per common share:
Basic	$3.74	$5.13	$18.41	$20.41
Diluted	$3.71	$5.11	$18.28	$20.29

Weighted average shares outstanding:
Basic	27,930,422	29,319,538	28,333,633	30,504,064
Diluted	28,135,351	29,485,271	28,541,263	30,679,660

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Consolidated Statements of Comprehensive Income

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$104,515	$150,540	$521,727	$622,602
Other comprehensive income (loss):
Foreign currency translation adjustment	3,166	(11,076)	9,383	(14,541)
Comprehensive income	$107,681	$139,464	$531,110	$608,061

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$184,742	$400,318
Receivables, net of an allowance for credit losses of $29,081 at December 31, 2025, and $18,541 at December 31, 2024	894,408	751,612
Inventories	505,167	406,662
Prepaid expenses and other current assets	50,478	40,382
Total current assets	1,634,795	1,598,974

Right of use assets	271,396	189,146
Property and equipment, net	291,556	266,992
Goodwill	3,045,227	2,112,259
Other intangible assets, net	1,351,612	557,689
Other assets	10,726	10,366
Total assets	$6,605,312	$4,735,426

LIABILITIES
Current liabilities:
Accounts payable	$440,214	$456,446
Current portion of long-term debt	62,500	48,750
Accrued liabilities	249,361	191,786
Short-term operating lease liabilities	86,170	68,713
Short-term finance lease liabilities	6,571	1,487
Total current liabilities	844,816	767,182

Long-term debt	2,784,197	1,327,159
Deferred tax liabilities, net	387,594	240,343
Long-term portion of insurance reserves	58,681	57,700
Long-term operating lease liabilities	200,729	129,360
Long-term finance lease liabilities	11,020	2,618
Other liabilities	2,115	1,446
Total liabilities	4,289,152	2,525,808

EQUITY	2,316,160	2,209,618
Total liabilities and equity	$6,605,312	$4,735,426

	As of December 31,
	2025	2024
Other Financial Data
Receivables, net plus inventories less accounts payable	$959,361	$701,828
Net sales, acquisition adjusted †	$6,214,054	$5,409,852
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	15.4%	13.0%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash Flows Provided by (Used in) Operating Activities:
Net income	$521,727	$622,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169,372	140,491
Share-based compensation	16,644	16,579
Loss on sale of assets	1,080	1,014
Amortization of debt issuance costs	3,616	2,881
Provision for bad debt expense	14,498	15,742
Provision for inventory obsolescence	8,917	7,586
Impairment losses	9,442	—
Deferred income taxes, net	(14,613)	(3,462)
Change in certain assets and liabilities, net of effects of businesses acquired:
Receivables, net	79,774	56,017
Inventories	17,089	(41,723)
Prepaid expenses and other current assets	(2,643)	(3,143)
Accounts payable	(65,427)	(30,420)
Accrued liabilities	(798)	(5,816)
Other, net	(2,359)	(2,322)
Net cash provided by operating activities	756,319	776,026

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(59,431)	(69,349)
Acquisition of businesses, net of $7,853 cash acquired	(1,932,229)	(136,767)
Proceeds from sale of assets	1,219	2,593
Net cash used in investing activities	(1,990,441)	(203,523)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	2,000,000	—
Repayment of long-term debt	(515,625)	(47,039)
Excise taxes paid on share repurchases	(9,444)	—
Payment of debt issuance costs	(17,429)	—
Proceeds from revolving credit facility	178,000	—
Repayment of revolving credit facility	(178,000)	—
Principal payments on finance lease obligations	(3,597)	—
Taxes withheld and paid on employees' equity awards	(5,759)	(6,107)
Exercise of stock options	2,772	3,226
Repurchase of shares of common stock	(434,151)	(966,352)
Net cash provided by (used in) financing activities	1,016,767	(1,016,272)
Impact of exchange rate changes on cash	1,779	(4,478)
Net decrease in cash and cash equivalents	(215,576)	(448,247)
Cash and cash equivalents - Beginning of period	400,318	848,565
Cash and cash equivalents - End of period	$184,742	$400,318

Supplemental disclosure of cash paid for:
Interest	$88,460	$69,975
Income taxes
U.S. Federal	136,514	164,000
U.S. state and local	37,841	47,974
Canada	12,569	7,510
Total cash paid for income taxes	186,924	219,484

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$102,496	$50,502
Leased assets obtained in exchange for new finance lease liabilities	642	—
Accruals for property and equipment	773	1,023
Excise taxes capitalized to treasury stock	4,074	9,444

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Installation Services
Sales	$798,377	$788,554	1.2%	$3,182,853	$3,294,630	(3.4)%

Operating profit, as reported	$137,675	$149,445		$589,494	$649,162
Operating margin, as reported	17.2%	19.0%		18.5%	19.7%

Rationalization charges	−	−		7,223	−
Acquisition related costs	338	92		942	456
Operating profit, as adjusted	$138,013	$149,537		$597,659	$649,618
Operating margin, as adjusted	17.3%	19.0%		18.8%	19.7%

Share-based compensation	61	258		993	976
Depreciation and amortization	29,247	19,214		93,346	75,230
EBITDA, as adjusted	$167,321	$169,009	(1.0)%	$691,998	$725,824	(4.7)%
EBITDA margin, as adjusted	21.0%	21.4%		21.7%	22.0%

Specialty Distribution
Sales	$755,444	$601,830	25.5%	$2,523,323	$2,340,837	7.8%

Operating profit, as reported	$79,311	$90,569		$322,966	$352,431
Operating margin, as reported	10.5%	15.0%		12.8%	15.1%

Rationalization charges	−	80		7,143	(476)
Acquisition related costs	919	511		969	525
Acquisition purchase accounting (inventory step-up)	11,426	−		11,426	−
Operating profit, as adjusted	$91,656	$91,160		$342,504	$352,480
Operating margin, as adjusted	12.1%	15.1%		13.6%	15.1%

Share-based compensation	(45)	358		1,238	1,545
Depreciation and amortization	24,543	15,156		69,701	60,157
EBITDA, as adjusted	$116,154	$106,674	8.9%	$413,443	$414,182	(0.2)%
EBITDA margin, as adjusted	15.4%	17.7%		16.4%	17.7%

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Total net sales
Sales before eliminations	$1,553,821	$1,390,384		$5,706,176	$5,635,467
Intercompany eliminations	(68,574)	(78,178)		(297,090)	(305,664)
Net sales after eliminations	$1,485,247	$1,312,206	13.2%	$5,409,086	$5,329,803	1.5%

Operating profit, as reported - segments	$216,986	$240,014		$912,460	$1,001,593
General corporate expense, net	(23,733)	(9,807)		(66,647)	(65,416)
Intercompany eliminations	(13,606)	(12,757)		(53,880)	(49,834)
Operating profit, as reported	$179,647	$217,450		$791,933	$886,343
Operating margin, as reported	12.1%	16.6%		14.6%	16.6%

Rationalization charges	-	80		14,556	73
Refinancing costs	-	-		226	-
Acquisition related costs †	16,223	1,607		32,905	8,109
Acquisition purchase accounting (inventory step-up)	11,426	-		11,426	-
Acquisition termination fee	-	-		-	23,000
Operating profit, as adjusted	$207,296	$219,137		$851,046	$917,525
Operating margin, as adjusted	14.0%	16.7%		15.7%	17.2%

Share-based compensation	2,524	3,174		16,644	16,579
Depreciation and amortization	55,355	35,714		169,152	140,491
EBITDA, as adjusted	$265,175	$258,025	2.8%	$1,036,842	$1,074,595	(3.5)%
EBITDA margin, as adjusted	17.9%	19.7%		19.2%	20.2%

Sales change period over period	173,041			79,283
EBITDA, as adjusted, change period over period	7,150			(37,753)
Incremental EBITDA, as adjusted, as a percentage of change in sales	4.1%			NM

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NM Not meaningful

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales
Same branch:
Installation Services	$670,046	$788,554	$2,933,318	$3,294,630
Specialty Distribution	581,549	601,830	2,303,338	2,340,837
Eliminations	(68,367)	(78,178)	(296,879)	(305,664)
Total same branch	$1,183,228	$1,312,206	$4,939,777	$5,329,803

Acquisitions (a):
Installation Services	$128,331	$-	$249,535	$-
Specialty Distribution	173,895	-	219,985	-
Eliminations	(207)	-	(211)	-
Total acquisitions	302,019	-	469,309	-
Total net sales	$1,485,247	$1,312,206	$5,409,086	$5,329,803

EBITDA, as adjusted
Same branch	$221,024	$258,025	$963,483	$1,074,595
Acquisitions (a)	44,151	-	73,359	-
Total	$265,175	$258,025	$1,036,842	$1,074,595

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	18.7%		19.5%
Acquisitions (c)	14.6%		15.6%
Total (d)	17.9%	19.7%	19.2%	20.2%

As Adjusted (Decremental)/Incremental EBITDA, as a percentage of change in sales
Same branch (e)	(28.7)%		(28.5)%
Acquisitions (c)	14.6%		15.6%
Total (f)	4.1%		NM

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch metric, as adjusted, as a percentage of same branch sales

(c) Acquired metric, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NM Not meaningful

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Same Branch Revenue by Line of Business (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Residential:
Same branch (a)	$718,133	$839,041	(14.4)%	$3,074,976	$3,448,340	(10.8)%
Acquisitions	25,172	—		51,724	—
Total Residential sales	743,305	839,041	(11.4)%	3,126,700	3,448,340	(9.3)%

Commercial/Industrial:
Same branch (a)	$465,095	$473,165	(1.7)%	$1,864,801	$1,881,463	(0.9)%
Acquisitions	276,847	—		417,585	—
Total Commercial/Industrial sales	741,942	473,165	56.8%	2,282,386	1,881,463	21.3%
Total net sales	$1,485,247	$1,312,206	13.2%	$5,409,086	$5,329,803	1.5%

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross Profit Reconciliation

Net sales	$1,485,247	$1,312,206	$5,409,086	$5,329,803

Gross profit, as reported	$404,562	$392,033	$1,568,997	$1,624,918

Acquisition purchase accounting (inventory step-up)	11,426	-	11,426	-
Rationalization charges	-	-	12,506	-
Gross profit, as adjusted	$415,988	$392,033	$1,592,929	$1,624,918

Gross margin, as reported	27.2%	29.9%	29.0%	30.5%
Gross margin, as adjusted	28.0%	29.9%	29.4%	30.5%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$224,915	$174,583	$777,064	$738,575

Rationalization charges	-	80	2,050	73
Refinancing costs	-	-	226	-
Acquisition related costs	16,223	1,607	32,905	8,109
Acquisition termination fee	-	-	-	23,000
Selling, general, and administrative expense, as adjusted	$208,692	$172,896	$741,883	$707,393

Operating Profit Reconciliation

Operating profit, as reported	$179,647	$217,450	$791,933	$886,343

Rationalization charges	-	80	14,556	73
Refinancing costs	-	-	226	-
Acquisition related costs	16,223	1,607	32,905	8,109
Acquisition purchase accounting (inventory step-up)	11,426	-	11,426	-
Acquisition termination fee	-	-	-	23,000
Operating profit, as adjusted	$207,296	$219,137	$851,046	$917,525

Operating margin, as reported	12.1%	16.6%	14.6%	16.6%
Operating margin, as adjusted	14.0%	16.7%	15.7%	17.2%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$143,514	$202,721	$703,583	$840,788

Rationalization charges	-	80	14,556	73
Refinancing costs	-	-	226	-
Acquisition related costs	16,223	1,607	32,905	8,109
Acquisition purchase accounting (inventory step-up)	11,426	-	11,426	-
Acquisition termination fee	-	-	-	23,000
Income before income taxes, as adjusted	171,163	204,408	762,696	871,970

Tax rate at 26.0%	(44,502)	(53,146)	(198,301)	(226,712)
Income, as adjusted	$126,661	$151,262	$564,395	$645,258

Income per common share, as adjusted	$4.50	$5.13	$19.77	$21.03

Weighted average diluted common shares outstanding	28,135,351	29,485,271	28,541,263	30,679,660

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income, as reported	$104,515	$150,540	$521,727	$622,602
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	36,133	14,729	88,350	45,555
Income tax expense	38,999	52,181	181,856	218,186
Depreciation and amortization	55,355	35,714	169,152	140,491
Share-based compensation	2,524	3,174	16,644	16,579
Rationalization charges	-	80	14,556	73
Refinancing costs	-	-	226	-
Acquisition related costs	16,223	1,607	32,905	8,109
Acquisition purchase accounting (inventory step-up)	11,426	-	11,426	-
Acquisition termination fee	-	-	-	23,000
EBITDA, as adjusted	$265,175	$258,025	$1,036,842	$1,074,595

Pro forma acquisition EBITDA (a)			105,100
Pro forma TTM EBITDA, as adjusted			$1,141,942

(a) Represents the trailing twelve months pro forma impact of acquisitions completed in 2025.

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2025				Year Ended
	Q1	Q2	Q3	Q4	December 31, 2025
Net sales	$1,233,278	$1,297,403	$1,393,158	$1,485,247	$5,409,086
Acquisitions pro forma adjustment †	289,594	308,195	194,047	13,132	804,968
Net sales, acquisition adjusted	$1,522,872	$1,605,598	$1,587,205	$1,498,379	$6,214,054

† Sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	February 26, 2026	topbuild.com

TopBuild Corp.

2026 Estimated Guidance Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2026
	Low	Mid	High
Estimated net income	$446.0	$507.0	$568.0
Adjustments to arrive at estimated adjusted measures:
Interest expense and other, net	149.0	146.0	143.0
Income tax expense	157.0	178.0	199.0
Estimated EBIT, as adjusted	752.0	831.0	910.0
Share-based compensation	23.0	21.5	20.0
Depreciation and amortization	230.0	227.5	225.0
Estimated EBITDA, as adjusted	$1,005.0	$1,080.0	$1,155.0

NYSE:BLD	February 26, 2026	topbuild.com